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                                                                   EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-82872 on Form S-3 of Rite Aid Corporation of our report dated April 30, 2002, except for Note 24, as to which the date is May 6, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, effective March 4, 2001 and the change in application of the last-in, first-out ("LIFO") method of accounting for inventory in the year ended February 26, 2000), appearing in the Annual Report on Form 10-K of Rite Aid Corporation for the year ended March 2, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
May 13, 2002